Jennison U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




		June 27, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison U.S. Emerging
Growth Fund, Inc.
                                     File No. 811-07811


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-
SAR for Jennison U.S. Emerging Growth Fund, Inc. for the semi-annual period ended April 30, 2005. The Form N-SAR was filed using the EDGAR system.



                                           Very truly yours,



                                          /s/ Jonathan D. Shain
                                            Jonathan D. Shain
                                         Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of June 2005.







Jennison U.S. Emerging Growth Fund, Inc.





Witness: /s/ Jonathan D. Shain
	By:/s/ Grace C. Torres
            Jonathan D. Shain
	     Grace C. Torres
            Assistant Secretary
	     Treasurer




























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